REVOLVING CREDIT AGREEMENT

                              dated as of January __, 2002

                                        among

                           PATRIOT TRANSPORTATION HOLDING, INC.
                                     as Borrower

                       THE LENDERS FROM TIME TO TIME PARTY HERETO

                                         and

                                    SUNTRUST BANK
                              as Administrative Agent

                               TABLE OF CONTENTS
                                                     	               Page

ARTICLE I DEFINITIONS; CONSTRUCTION	                                   1

     Section 1.1	Definitions.                                         1

     Section 1.2	Classifications of Loans and Borrowings             13

     Section 1.3	Accounting Terms and Determination                  13

     Section 1.4	Terms Generally                                     13

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS                        14

     Section 2.1	General Description of Facility                     14

     Section 2.2	Revolving Loans                                     14

     Section 2.3	Procedure for Revolving Borrowings                  14

     Section 2.4	Swingline Commitment                                14

     Section 2.5	Procedure for Swingline Borrowing; Etc.             15

     Section 2.6	Funding of Borrowings                               15

     Section 2.7	Interest Elections                                  16

     Section 2.8	Optional Reduction and Termination of Commitments   17

     Section 2.9	Repayment of Loans                                  17

     Section 2.10  Evidence of Indebtedness                           17

     Section 2.11  Optional Prepayments                               18

     Section 2.12  Interest on Loans                                  18

     Section 2.13  Fees                                               19

     Section 2.14  Computation of Interest and Fees                   19

     Section 2.15  Inability to Determine Interest Rates              19

     Section 2.16  Illegality                                         19

     Section 2.17  Increased Costs                                    20

     Section 2.18  Funding Indemnity                                  20

     Section 2.19  Taxes                                              21

     Section 2.20  Payments Generally; Pro Rata Treatment; Sharing
                   of Set-offs	                                  22

     Section 2.21  Mitigation of Obligations                          23

ARTICLE III CONDITIONS PRECEDENT TO LOANS	                            23
     Section 3.1	Conditions To Effectiveness                         23

     Section 3.2	Each Credit Event                                   24

     Section 3.3	Delivery of Documents                               24

ARTICLE IV REPRESENTATIONS AND WARRANTIES	                            24

     Section 4.1	Existence; Power                                    25

     Section 4.2	Organizational Power; Authorization                 25

     Section 4.3	Governmental Approvals; No Conflicts                25

     Section 4.4	Financial Statements                                25

     Section 4.5	Litigation and Environmental Matters                25

     Section 4.6	Compliance with Laws and Agreements                 25

     Section 4.7	Investment Company Act, Etc.                        26

     Section 4.8	Taxes                                               26

     Section 4.9	Margin Regulations                                  26

     Section 4.10	ERISA                                               26

     Section 4.11	Ownership of Property                               26

     Section 4.12	Disclosure                                          26

     Section 4.13	Labor Relations                                     27

     Section 4.14	Subsidiaries                                        27

     Section 4.15	Legal Name                                          27

     Section 4.16	No Restrictions on Dividends                        27

     Section 4.17	Solvency                                            27

     Section 4.18	Insurance                                           27

     Section 4.19	Outstanding Indebtedness                            27

ARTICLE V AFFIRMATIVE COVENANTS	                                  27

     Section 5.1	Financial Statements and Other Information          27

                                   Ii

     Section 5.2	Notices of Material Events                          28

     Section 5.3	Existence; Conduct of Business                      29

     Section 5.4	Compliance with Laws, Etc.                          29

     Section 5.5	Payment of Obligations                              29

     Section 5.6	Books and Records                                   29

     Section 5.7	Visitation, Inspection, Etc.                        29

     Section 5.8	Maintenance of Properties; Insurance                29

     Section 5.9	Use of Proceeds                                     30

     Section 5.10	Additional Subsidiaries                             30

     Section 5.11	Compliance with Alabama Law                         30

ARTICLE VI FINANCIAL COVENANTS	                                  30

     Section 6.1	Leverage Ratio                                      30

     Section 6.2	Consolidated Adjusted Debt to EBITDAR Ratio         30

     Section 6.3	Fixed Charge Coverage Ratio                         31

ARTICLE VII NEGATIVE COVENANTS	                                  31

     Section 7.1	Indebtedness                                        31

     Section 7.2	Negative Pledge                                     31

     Section 7.3	Fundamental Changes                                 32

     Section 7.4	Investments, Loans, Etc.                            33

     Section 7.5	Restricted Payments                                 33

     Section 7.6	Sale of Assets                                      33

     Section 7.7	Transactions with Affiliates                        34

     Section 7.8	Restrictive Agreements                              34

     Section 7.9	Sale and Leaseback Transactions                     34

     Section 7.10	Hedging Agreements                                  34

     Section 7.11	Amendment to Material Documents                     35

     Section 7.12	Permitted Subordinated Indebtedness                 35

     Section 7.13	Accounting Changes                                  35

     Section 7.14	Name Changes                                        35

ARTICLE VIII EVENTS OF DEFAULT	                                  35

     Section 8.1	Events of Default                                   35

ARTICLE IX THE ADMINISTRATIVE AGENT	                                  37

     Section 9.1	Appointment of Administrative Agent                 37

     Section 9.2	Nature of Duties of Administrative Agent            37

     Section 9.3	Lack of Reliance on the Administrative Agent        38

     Section 9.4	Certain Rights of the Administrative Agent          38

     Section 9.5	Reliance by Administrative Agent                    38

     Section 9.6	The Administrative Agent in its Individual
                  Capacity	                                        38

     Section 9.7	Successor Administrative Agent                      38

ARTICLE X MISCELLANEOUS	                                              39

     Section 10.1	Notices                                             39

     Section 10.2	Waiver; Amendments                                  40

     Section 10.3	Expenses; Indemnification                           41

     Section 10.4	Successors and Assigns                              42

     Section 10.5	Governing Law; Jurisdiction; Consent to Service
                  of Process	                                        43

     Section 10.6	WAIVER OF JURY TRIAL                                44

     Section 10.7	Right of Setoff                                     44

     Section 10.8	Counterparts; Integration                           44

     Section 10.9	Survival                                            44

     Section 10.10  Severability                                      44

     Section 10.11  Confidentiality                                   45

     Section 10.12  Interest Rate Limitation                          45

Schedules
     Schedule 4.5	  -   Environmental Matters

     Schedule 4.14  -   Subsidiaries
     Schedule 7.1	  -   Outstanding Indebtedness
     Schedule 7.2	  -   Existing Liens
     Schedule 7.4	  -   Existing Investments


Exhibits
     Exhibit A	 -   Revolving Credit Note
     Exhibit B	 -   Swingline Note
     Exhibit C	 -   Form of Assignment and Acceptance
     Exhibit D	 -   Form of Subsidiary Guarantee Agreement with
                       Schedule I and Annex I thereto
     Exhibit E	 -   Form of Indemnity, Subrogation and Contribution
Agreement
                       with Schedule I and Annex I thereto

     Exhibit 2.3	 -   Notice of Revolving Borrowing
     Exhibit 2.5	 -   Notice of Swingline Borrowing
     Exhibit 2.7	 -   Notice of Continuation/Conversion
     Exhibit 3.1(b)(iv)  -   Form of Secretary's Certificate
     Exhibit 3.1(b)(vii) -   Form of Officer's Certificate

                         REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of January __, 2002, by and among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                            W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders establish a $37,000,000.00 revolving credit facility for the benefit of the Borrower;

          WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility for the benefit of the Borrower.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                ARTICLE I

                        DEFINITIONS; CONSTRUCTION

          Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum equal to LIBOR for such Interest Period.

          "Administrative Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

          "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

          "Affiliate" shall mean, as to any Person, any other
Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common
Control with, such Person.

          "Aggregate Revolving Commitments" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving
Commitments equal $37,000,000.00.

          "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean the respective number of basis points per annum designated below determined based on the Borrower's Consolidated Adjusted Debt to EBITDAR Ratio:


     LEVEL     Consol. Adj. Debt          Applicable Margin
                  To EBITDAR	        (basis points per annum)

                                                       Commitment
                                  Base Rate    LIBOR       Fee

      I        Greater than or
		   equal to
               3.0 x to less than
               or equal to 3.50x    1.00       215       50.0

     II        Greater than or
               Equal to
               2.50x to less than
               3.0x                 75.0       167.5     30.0

     III       Greater than or
               equal to
               1.50x to less than
                2.50x               25.0       150        25.0

      IV        Less than 1.50x      0.0       135        20.0


; provided, however, that adjustments, if any, to the Applicable Margin based changes in the Borrower's Consolidated Adjusted Debt to EBITDAR Ratio as set forth above shall be calculated by the Administrative Agent quarterly, based upon the Borrower's quarterly financial statements, on a rolling four quarter basis, beginning with the Borrower's statements for the period ended September 30, 2001, and shall become effective (each an "Interest Rate Change Date"), (i) if interest is based on the Base Rate, on the third Day after the Administrative Agent receives the Covenant Compliance Certificate and/or the financial statements reflecting such change in the Borrower's Consolidated Adjusted Debt to EBITDAR Ratio or (ii) if interest is based on LIBOR, on the first Day of the Interest Period following the Interest Period that the Bank receives the Covenant Compliance Certificate and/or the financial statements reflecting such change in the Borrower's Consolidated Adjusted Debt to EBITDAR Ratio; and provided, further, however, if the Borrower shall fail to deliver any such Covenant Compliance Certificate or financial statements within the time period required pursuant to this Agreement, then the Applicable Margin shall be at Level I until the appropriate Covenant Compliance Certificate or financial statements, as the case may be, are so delivered. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date that the financial statements and/or Covenant Compliance Certificate for the fiscal quarter ending March 31, 2002 are required to be delivered to the Administrative Agent shall be at Level III.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by the Administrative Agent.

          "Availability Period" shall mean the period from the Closing Date to the Commitment Termination Date.

         "Base Rate" shall mean the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

          "Base Rate Loan" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Base Rate.

          "Borrower" shall have the meaning in the introductory paragraph hereof.

          "Borrowing" shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or
(ii) a Swingline Loan.

          "Business Day" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Orlando, Florida are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Expenditures" shall mean for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

          "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of thirty percent (30%) or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or
(ii) appointed by directors so nominated.

          "Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.17(b), by such Lender's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

          "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "Commitment" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

          "Commitment Termination Date" shall mean the earliest of (i) December 31, 2004, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 or (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

          "Consolidated Adjusted Debt" shall mean, as of any date of determination, (a) Consolidated Total Debt, plus (b) to the extent not included in clause (a), the present value of all future rental obligations on operating leases having an original term of 12 months or more of the Borrower and its Subsidiaries as determined in accordance with GAAP, applying a discount rate of ten percent (10%) and using the Capitalized Operating Lease calculator furnished to the Borrower by the Administrative Agent prior to the execution of this Agreement.

          "Consolidated Adjusted Debt to EBITDAR Ratio" shall mean, for any period, the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR.

          "Consolidated Current Maturities of Long Term Debt" shall mean the portion of Consolidated Long Term Debt of the Borrower and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, paid during the twelve
(12) month period ending on the last day of the month prior to the date as of which said determination is to be made.

          "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense,
(ii) Consolidated Income Tax Expense, (iii) depreciation, depletion and amortization and (iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

          "Consolidated EBITDAR" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Rental Expense; provided, however, for purposes of determining compliance with the financial covenant contained in Section 6.2 and determining the Applicable Margin for interest rate purposes, the one-time charges of $3,435,000.00 associated with the closure of Borrower's subsidiary, Patriot Transportation, Inc., shall not be included, but all future one-time charges shall be included.

          "Consolidated Income Tax Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the aggregate of (i) all taxes based upon or measured by the income of the Borrower and its Subsidiaries and (ii) franchise taxes (based on income) payable by the Borrower and its Subsidiaries.

          "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

          "Consolidated Long Term Debt" shall mean, for any period, all Indebtedness of the Borrower and its Subsidiaries, or any portion thereof, determined on a consolidated basis and in accordance with GAAP, the maturity of which extends beyond twelve (12) months from the date of calculation of Consolidated Long Term Debt.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses,
(ii) any gains attributable to write-ups of assets, (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

          "Consolidated Net Worth" shall mean, as of any date, the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries, minus the sum of (i) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP and (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the consolidated balance sheet of the Borrower as of such date prepared in accordance with GAAP.

          "Consolidated Rental Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

          "Consolidated Total Capital" shall mean, as of any date of determination with respect to the Borrower, the sum of (i) Consolidated Total Debt and (ii) Consolidated Net Worth.

          "Consolidated Total Debt" shall mean, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries that would be reflected on a consolidated balance sheet of the Borrower prepared in accordance with GAAP as of such date.

          "Control" shall mean the power, directly or indirectly, either to (i) vote five percent (5%) or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

          "Covenant Compliance Certificate" shall mean a certificate in such form as may be acceptable to the Administrative Agent, containing all the financial covenants and ratios with which the Borrower is required to comply during the term of this Agreement and containing calculations reflecting whether or not the Borrower is in compliance with each such financial covenant or ratio.

          "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Default Interest" shall have the meaning set forth in
Section 2.12(c).

          "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

          "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" shall have the meaning provided in Article VIII.

          "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "Fixed Charge Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDAR for such period less Consolidated Income Tax Expenses to (b) the sum of Consolidated Interest Expense plus Consolidated Rental Expense plus Consolidated Current Maturities of Long Term Debt for such period.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

          "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" shall mean FRTL, Inc., Florida Rock and Tank Lines, Inc., Sunbelt Transport, Inc., Florida Rock Properties, Inc., FRP Development Corp. and any future Subsidiary which is required pursuant to Section 5.10 to become a Guarantor.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

          "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 8.1(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, and (x) Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Indemnity and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

          "Interest Period" shall mean (i) with respect to any Eurodollar Borrowing, a period of 30, 60, 90 or 180 days and (ii) with respect to a Swingline Loan, a period of one (1) day or such other period of such duration as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided, that:

          the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

          any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

          no Interest Period may extend beyond the Commitment Termination Date or the Swingline Termination Date, as the case may be.

          "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

          "Leverage Ratio" shall mean, as of any date of determination with respect to the Borrower, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Total Capital as of such date.

          "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

          "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

          "Loan Parties" shall mean the Borrower and the Subsidiary Loan
Parties.

          "Loans" shall mean Base Rate Loans, Eurodollar Loans and/or Swingline Loans, or any of them, as the context shall require.

          "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether individually or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

           "Material Contract" shall mean (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000.00 in the aggregate and (b) any other contract, agreement, permit or license, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

           "Material Indebtedness" shall mean Indebtedness (other than the Loans) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $3,500,000.00. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" shall mean at any time any direct or indirect Subsidiary of the Borrower having: (a) assets in an amount equal to at least five percent (5%) of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis as of the last day of the most recent fiscal quarter of the Borrower at such time; or (b) revenues or net income (losses) in an amount equal to at least ten percent (10%) of the total revenues or net income (losses) of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Notes" shall mean, collectively, the Revolving Credit
Notes and the Swingline Note.

          "Notices of Borrowing" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

          "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b) hereof.

          "Notice of Revolving Borrowing" shall have the meaning as set forth in Section 2.3.

          "Notice of Swingline Borrowing" shall have the meaning as set forth in Section 2.5.

          "Obligations" shall mean all amounts owing by the Borrower to the Administrative Agent or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof.

          "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant" shall have the meaning set forth in Section 10.4(c). "Payment Office" shall mean the office of the Administrative Agent located at 200 South Orange Avenue, Orlando, Florida 32801, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

          "Permitted Encumbrances" shall mean

          (i) Liens imposed by law for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

        (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (v) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and

        (vii) Liens arising under ERISA which could not reasonably be expected to have a Material Adverse Effect;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" shall mean:

          (viii) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

           (ix) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

            (x) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.00;

           (xi) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

          (xii) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

          "Permitted Subordinated Debt" shall mean any Indebtedness of the Borrower or any Subsidiary (i) that is expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and
(ii) that is evidenced by an indenture or other similar agreement that is in a form reasonably satisfactory to the Administrative Agent.

          "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pro Rata Share" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Lenders.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

          "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "Required Lenders" shall mean, at any time, Lenders holding more than 51% of the aggregate outstanding Revolving Credit Exposures at such time or if the Lenders have no Revolving Credit Exposure outstanding, then Lenders holding more than 51% of the Aggregate Revolving Commitments.

          "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

          "Restricted Payment" shall have the meaning set forth in Section 7.5.

          "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

          "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's Swingline Exposure.

          "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.

          "Revolving Loan" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

          "S&P" shall mean Standard & Poor's.

          "SPE Subsidiary" shall mean Subsidiaries of the Borrower or the Borrower's Subsidiaries established solely for the purpose of owning a parcel of real property for permanent financing purposes.

          "Subordinated Debt Documents" shall mean any indenture, agreement or similar instrument governing any Permitted Subordinated Debt.

          "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

          "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D attached hereto, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

          "Subsidiary Loan Party" shall mean any Subsidiary that is not a Foreign Subsidiary or a SPE Subsidiary.

          "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.00.

          "Swingline Exposure" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

          "Swingline Lender" shall mean SunTrust Bank, or any other Lender that may agree to make Swingline Loans hereunder.

          "Swingline Loan" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

          "Swingline Note" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit B.

          "Swingline Termination Date" shall mean the date that is one (1) Business Day prior to the Commitment Termination Date.

          "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" or "Swingline Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. "Revolving Eurodollar Borrowing").

     Section 1.3 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in
Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof,
(iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.


                                    ARTICLE II

                         AMOUNT AND TERMS OF THE COMMITMENTS

     Section 2.1 General Description of Facility. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2 and (ii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, and Swingline Loans exceed at any time the Aggregate Revolving Commitments from time to time in effect.

     Section 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

     Section 2.3 Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of
Exhibit 2.3 attached hereto (a "Notice of Revolving Borrowing") (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing or Base Rate Borrowing shall be not less than $100,000.00 or a larger multiple of $50,000.00; provided, that Base Rate Loans made pursuant to Section 2.5 or Section 2.20(c) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed seven (7). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

     Section 2.4 Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitments and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

     Section 2.5 Procedure for Swingline Borrowing; Etc.

     (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing ("Notice of Swingline Borrowing") prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan and whether such Loan will be a Eurodollar Loan or a Base Rate Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000.00 or a larger multiple of $50,000.00, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

     (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Revolving Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Revolving Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with
Section 2.6, which will be used solely for the repayment of such Swingline
Loan.

     (c) If for any reason a Revolving Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Revolving Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.

     (d) Each Lender's obligation to make a Revolving Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

     Section 2.6 Funding of Borrowings.

     (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

     (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

     Section 2.7 Interest Elections.

     (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings.

     (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

     (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

     (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     Section 2.8 Optional Reduction and Termination of Commitments.

     (a) Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

     (b) Upon at least three (3) Business Days prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $1,000,000.00 and any larger multiple of $500,000.00, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the Swingline Commitment.

     Section 2.9 Repayment of Loans.

     (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

     (b) The principal amount of each Swingline Borrowing shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Swingline Termination Date.

     Section 2.10 Evidence of Indebtedness.

     (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

     (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender.

     Section 2.11 Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than
(i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment; provided, however, that any prepayment of Eurodollar Borrowings shall be in a minimum amount of $1,000,000.00 and any larger multiple of $500,000.00 and any prepayment of Base Rate Borrowings shall be in a minimum amount of $500,000.00 and larger multiples of $100,000.00. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with
Section 2.12(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.3 or in the case of a Swingline Loan pursuant to Section 2.5. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

     Section 2.12 Interest on Loans.

     (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

     (b) The Borrower shall pay interest on each Swingline Loan at (i) the Base Rate in effect from time to time or (ii) the Adjusted LIBO Rate in effect from time to time, plus, in each case, the Applicable Margin in effect from time to time; or any other interest rate as agreed between the Borrower and the Swingline Lender.

     (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans, plus an additional 2% per annum.

     (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of 90 days, on each day which occurs every 90 days, after the initial date of such Interest Period, and on the Commitment Termination Date. If not previously paid, interest on each Swingline Loan shall be payable on the Commitment Termination Date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.13 Fees.

     (a) Administrative Agent Fee.  The Borrower shall pay to the
Administrative Agent for its own account, the Administrative Agent fee of $50,000.00, on the Closing Date.

     (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Margin (determined daily) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure after the Commitment Termination Date, then the commitment fee shall continue to accrue on the amount of such Lender's unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender's Revolving Credit Exposure has been paid in full. Accrued commitment fees shall be payable quarterly, in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided further, that any commitment fees accruing after the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans of such Lender.

     (c) Upfront Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, a one-time upfront fee equal to .0015 multiplied by the Aggregate Revolving Commitments. The upfront fee shall be due and payable on the Closing Date.

     Section 2.14 Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

     Section 2.15 Inability to Determine Interest Rates. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

     Section 2.16 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

     Section 2.17 Increased Costs.

     (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or

     (ii) impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender such amount or amounts within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation.

     Section 2.18 Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over
(B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.18 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

     Section 2.19 Taxes

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and any Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two (2) duly completed copies of Internal Revenue Service Form 1001 or 4224, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

     Section 2.20 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

     (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.17, 2.18 or 2.19, or otherwise) prior to 11:00 a.m., Orlando, Florida time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18 and
2.19 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b) or (c), 2.6(b), 2.20(d) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.21 Mitigation of Obligations. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under
Section 2.17 or Section 2.19, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                                  ARTICLE III

                          CONDITIONS PRECEDENT TO LOANS

     Section 3.1 Conditions To Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).

     (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent.

     (b) The Administrative Agent (or its counsel) shall have received the following:

     (i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

     (ii) if requested by any Lender, duly executed Notes payable to such Lender;

    (iii) a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement;

     (iv) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(iv), attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

     (v) certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

    (vi) a favorable written opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the

Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

    (vii) a certificate in the form of Exhibit 3.1(b)(vii), dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2;

   (viii) duly executed Notices of Borrowing, if applicable;

     (ix) a duly executed Closing Statement and Disbursement Agreement;

      (x) certified copies of all consents, approvals, authorizations, registrations or filings, if any, required to be made or obtained by each Loan Party in connection with the Loans; and

     (xi) all other documents deemed reasonably necessary by the Administrative Agent.

     (c) Nothing has come to the attention of the Administrative Agent or any Lender regarding (i) pending or threatened litigation involving the Borrower or any Subsidiary or (ii) compliance by the Borrower and each Subsidiary with environmental, OSHA and other public health, safety or welfare laws and regulations, employee benefit plans or insurance coverages that would be reasonably likely to have a Material Adverse Effect.

     Section 3.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

     (a) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall exist; and

     (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, in each case before and after giving effect thereto;

     (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

     (d) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs
(a), (b) and (c) of this Section 3.2.

     Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                 ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

     Section 4.1 Existence; Power. The Borrower and each of the Guarantors (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, and except that Florida Rock & Tank Lines, Inc. is currently not in good standing as a foreign corporation qualified to transact business in the State of Alabama due to what the Borrower believes to be a clerical error on the part of the Alabama Department of Revenue.

     Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

     Section 4.4 Financial Statements. The Borrower has furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2001 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes. Since the date of the audited financial statements described above, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

     Section 4.5 Litigation and Environmental Matters.

     (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

     (b) Except for the matters set forth on Schedule 4.5, neither the Borrower nor any of its Subsidiaries (i) to the best of its actual knowledge, has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the best of its actual knowledge, has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     Section 4.6 Compliance with Laws and Agreements. To the best of its actual knowledge, the Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.7 Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

     Section 4.8 Taxes. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

     Section 4.9 Margin Regulations. None of the proceeds of any of the Loans will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

     Section 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

     Section 4.11 Ownership of Property.

     (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

     Section 4.12 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

     Section 4.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 4.14 Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date.

     Section 4.15 Legal Name. The exact legal name of the Borrower, including spelling and punctuation, as such name appears in its articles of incorporation, is as set forth in the preamble hereof. The Borrower's state issued organizational identification number is M90326.

     Section 4.16 No Restrictions on Dividends. There are no restrictions on dividends or repayment of intercompany loans in any agreements of any Subsidiary Loan Party.

     Section 4.17 Solvency. The fair saleable value of the Borrower's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. Neither the Borrower nor any Subsidiary Loan Party has unreasonably small capital in relation to the business in which it is or proposes to be engaged. Neither the Borrower nor any Subsidiary has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

     Section 4.18 Insurance. The property and liability insurance maintained by the Borrower and its Subsidiaries on and as of the date hereof complies in all respects with the requirements set forth in Section 5.8. All such insurance policies are in full force and effect. All premiums (if any) due on such insurance policies or renewals thereof have been paid and there is no default under any of such insurance policies. Neither the Borrower nor its Subsidiaries have received any notice or other communication from any issuer of such insurance policies canceling or materially amending any such insurance policies, any deductibles or retained amounts thereunder, or the annual or other premiums payable thereunder, and no such cancellation or material amendment is threatened.

     Section 4.19 Outstanding Indebtedness. On the date of this Agreement, the Borrower has no outstanding Indebtedness except (i) as reflected on the financial statements of the Borrower which have been provided to each Lender or disclosed in Schedule 7.1 attached hereto and (ii) Indebtedness incurred in the ordinary course of business subsequent to the date of such financial statements.

                                  ARTICLE V

                             AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee remains unpaid:

     Section 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, (i) a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing chosen by Borrower and acceptable to Lender, (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) annual unaudited consolidating balance sheets and income statements for the Borrower and its Subsidiaries;

     (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower,
(i) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter with comparative information for the previous year end, (ii) the related unaudited consolidated statements of income of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, and (iii) consolidated statements of cash flow for the then elapsed portion of such fiscal year with comparative information for the corresponding portion of the previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) concurrently with the delivery of the financial statements or information referred to in clauses (a) and (b) above, (i) a certificate of a Responsible Officer, (1) certifying, to the best of his actual knowledge, as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto and (2) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (ii) a Covenant Compliance Certificate;

     (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

     (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

     Section 5.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (e) the acquisition or formation of a new Material Subsidiary;

     (f) transfers of assets to non-Material Subsidiaries outside the ordinary course of business; and

     (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in substantially the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

     Section 5.4 Compliance with Laws, Etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.6 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

     Section 5.7 Visitation, Inspection, Etc. The Borrower will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, on reasonable advance written notice, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

     Section 5.8 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds and at least in the amounts as maintained by the Borrower and the Subsidiaries on the date of this Agreement; provided that such amounts shall be appropriately adjusted for inflation and for changes in the nature and volume of the business conducted by the Borrower and its Subsidiaries; provided further, however, that for purposes of this Section 5.8, the self-insurance program of the Borrower and its Subsidiaries with respect to comprehensive and collision damage to its highway vehicles, comprehensive general and automotive liability and property damage and as in effect on the date hereof is hereby deemed adequate insurance against losses.

     Section 5.9 Use of Proceeds. The Borrower will use the proceeds of all Loans to refinance existing debt, finance working capital needs, capital expenditures and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

     Section 5.10 Additional Subsidiaries. If any additional Material Subsidiary is acquired or formed after the Closing Date, the Borrower will, within ten (10) business days after such Material Subsidiary is acquired or formed, notify the Administrative Agent and the Lenders thereof and will, if such Subsidiary is not a Foreign Subsidiary or a SPE Subsidiary, cause such Material Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit D and Annex I to Exhibit E in form and substance satisfactory to the Administrative Agent and the Required Lenders and will cause such Material Subsidiary to deliver simultaneously therewith similar documents applicable to such Material Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent. If the Borrower forms or acquires additional Subsidiaries ("non-Material Subsidiaries") which are neither Material Subsidiaries, Foreign Subsidiaries nor SPE Subsidiaries, at such time as the assets, revenues or income of all such non-Material Subsidiaries when considered on a consolidated basis would reach the level required for a Subsidiary to qualify as a Material Subsidiary; all then existing non-Material Subsidiaries and all subsequently formed or acquired non-Material Subsidiaries shall become Subsidiary Loan Parties by complying with the requirements set forth in this Section 5.10.

     Section 5.11 Compliance with Alabama Law. The Borrower will, on or before February 8, 2002, cause Florida Rock & Tank Lines, Inc. to be in good standing as a foreign corporation qualified to transact business in the State of Alabama and provide to the Administrative Agent a certificate from the Alabama Department of Revenue evidencing such good standing.

                                 ARTICLE VI

                            FINANCIAL COVENANTS

     The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee remains unpaid:

     Section 6.1 Leverage Ratio. The Borrower will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Leverage Ratio of not greater than 55%.

     Section 6.2 Consolidated Adjusted Debt to EBITDAR Ratio. The Borrower will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Consolidated Adjusted Debt to EBITDAR Ratio of equal to or less than 3.5:1.0, calculated on a rolling four quarter basis.

     Section 6.3 Fixed Charge Coverage Ratio. The Borrower will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001, a Fixed Charge Coverage Ratio of not less than 2.0:1.0, calculated based on a rolling four quarter basis.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee remains unpaid:

     Section 7.1 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness created pursuant to the Loan Documents;

     (b) Indebtedness existing on the date hereof and set forth on Schedule 7.1 (including unborrowed portions of any lines of credit shown thereon) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

     (c) Indebtedness of the Borrower or any Subsidiary in a principal amount which, when combined with Indebtedness permitted by Section 7.1(h), does not exceed $5,000,000.00 in the aggregate and which is incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets of secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

     (d) Permitted Subordinated Debt;

     (e) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10;

     (f) current Indebtedness incurred in the ordinary course of business, trade letters of credit and Indebtedness arising in connection with letters of credit obtained in the ordinary course of business;

     (g) Indebtedness in the form of mortgage loans in connection with permanent financing of improved commercial real properties; and

     (h) other unsecured Indebtedness outstanding at any time which, when added to Indebtedness permitted by Section 7.1(c), does not exceed $5,000,000.00 in the aggregate.

     Section 7.2 Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

     (a) Permitted Encumbrances;

     (b) any Liens on any property or assets of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

     (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that
(i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

     (d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

     (e) Liens securing Indebtedness permitted under Section 7.1;

     (f) Liens or pledges of securities of the Borrower or any Subsidiary to governmental agencies pursuant to the Borrower's or any Subsidiary's insurance program;

     (g) Rights reserved or vested in governmental authority which do not materially impair the use of such property;

     (h) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (g) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; and

     (i) Liens on improved commercial real properties in connection with permanent financing thereof.

     Section 7.3 Fundamental Changes.

     (a) Except as permitted by Section 7.6, the Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4. Notwithstanding the foregoing, the Borrower and the Guarantors shall be permitted to transfer real properties to SPE Subsidiaries for the purpose of permanent financing of such properties.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of substantially the same type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

     Section 7.4 Investments, Loans, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person ("Acquisitions"), except:

     (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4;

     (b) Permitted Investments;

     (c) Guarantees constituting Indebtedness permitted by Section 7.1; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) hereof;

     (d) Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary;

     (e) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

     (f) Hedging Agreements permitted by Section 7.10;

     (g) Real estate investments or joint ventures that are typical in the Borrower's ordinary course of business;

     (h) Other Investments which in the aggregate do not exceed $5,000,000.00 in any fiscal year of the Borrower; and

     (i) Acquisitions not to exceed $7,500,000.00 in the aggregate in any fiscal year of the Borrower.

     Section 7.5 Restricted Payments. After the date of this Agreement, the Borrower will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends not exceeding 66.6% of Consolidated Net Income subsequent to September 30, 2000, (ii) dividends Payable by the Borrower solely in shares of any class of its common stock,
(iii) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party and (iv) cash redemptions of the common stock of the Borrower; provided, that the exceptions permitted pursuant to clauses (i) through (iv) shall apply only if no Default or Event of Default has occurred and is continuing at the time such dividend or other payment is paid or redemption is made.

     Section 7.6 Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to, any Person other than the Borrower or any wholly-owned Subsidiary of the Borrower (or to qualify directors if required by applicable law), except:

     (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

     (b) the sale of assets and Permitted Investments in the ordinary course of the transportation and real estate business of the Borrower and its Subsidiaries including, without limitation, the sale of any parcel of real property for fair market value;

     (c) the sale or other disposition of such other assets in an aggregate amount not to exceed $5,000,000.00 during the term of this Agreement; provided, however, that such amount shall not include (i) intercompany mergers of Subsidiaries, (ii) sales, leases or transfers of assets of any Subsidiary to the Borrower or any other Subsidiary, and (iii) mergers or consolidations with the Borrower or any Subsidiary so long as the Borrower or such Subsidiary shall be the surviving corporation and no Default or Event of Default shall then exist; and

     (d)	the transfer of real properties to SPE Subsidiaries for the purpose of permanent financing of such properties, in the ordinary course of business of the Borrower.

     Section 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties including, without limitation, those affiliate transactions disclosed in the Borrower's Form 10-K as on file with the Securities and Exchange Commission on the date hereof, (b) transactions between or among the Borrower and the Guarantors not involving any other Affiliates and (c) any Restricted Payment permitted by Section 7.5.

     Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon
(a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     Section 7.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     Section 7.10 Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or
(ii) as a result of changes in the market value of any common stock or any indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

     Section 7.11 Amendment to Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under (a) its certificate of incorporation, bylaws or other organizational documents or (b) Material Contracts.

     Section 7.12 Permitted Subordinated Indebtedness.

     (a) The Borrower will not, and will not permit any of its Subsidiaries to
(i) prepay, redeem, repurchase or otherwise acquire for value any Permitted Subordinated Debt, or (ii) make any principal, interest or other payments on any Permitted Subordinated Debt that is not expressly permitted by the subordination provisions of the Subordinated Debt Documents.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Debt Document if the effect of such amendment, modification or waiver is to (i) increase the interest rate on such Permitted Subordinated Debt for change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrower or any Subsidiary in respect of such Permitted Subordinated Debt or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrower or any of its Subsidiaries or to the Agent or the Lenders.

     Section 7.13 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or preferred by GAAP, or change the fiscal year of the Borrower or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

     Section 7.14 Name Changes. The Borrower will not, and will not permit any Material Subsidiary or Guarantor to, without thirty (30) days prior written notice, change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one.

                                ARTICLE VIII

                             EVENTS OF DEFAULT

     Section 8.1 Events of Default. If any of the following events (each an "Event of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days; or

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be false or misleading when made or deemed made or submitted; or

     (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1 or 5.10 or Articles VI or VII (other than in Section 7.14) and such failure shall continue unremedied for a period of thirty (30) days; or

     (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.9 or 5.11; or

     (f) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in clauses (a), (b), (d) and (e) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (g) the Borrower, any Subsidiary Loan Party or any other Subsidiary subject to any Indebtedness exceeding $100,000.00 in the aggregate other than non-recourse Indebtedness (a "Recourse Subsidiary") (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

     (h) the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section,
(iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower, any such Subsidiary Loan Party or any Recourse Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

     (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

     (j) the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

     (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

     (l) any judgment or order for the payment of money in excess of $3,500,000.00 in the aggregate or that could reasonably be expected to have a Material Adverse Effect shall be rendered against the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (m) any non-monetary judgment or order shall be rendered against the Borrower, any Subsidiary Loan Party or any Recourse Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (n) a Change in Control shall occur or exist; or

     (o) any provision of any Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guarantee Agreement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                               ARTICLE IX

                        THE ADMINISTRATIVE AGENT

     Section 9.1 Appointment of Administrative Agent. Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to accept delivery of Notes from the Borrower and to take such other actions on its behalf and to exercise such powers as are delegated to the Administrative
Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 9.2 Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     Section 9.3 Lack of Reliance on the Administrative Agent. Each of the Lenders and the Swingline Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Swingline Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

     Section 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

     Section 9.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

     Section 9.6 The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     Section 9.7 Successor Administrative Agent.

     (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.00.

     (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative
Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent's resignation under this
Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                 ARTICLE X

                                MISCELLANEOUS

     Section 10.1 Notices.

     (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	            Patriot Transportation Holding, Inc.
                	            1801 Art Museum Drive
                              Jacksonville, Florida  32232
             	            Attention:  Ray M. Van Landingham,
                    		            Vice President of Finance and
                                          Administration
             	            Telecopy Number:  (904) 396-2715

To the Administrative Agent:	SunTrust Bank
                              200 South Orange Avenue
                              10th Floor, Tower
                              Orlando, Florida  32801
                              Attention:	Edward E. Wooten,
                                   		Director
                              Telecopy Number:  (407) 237-4076

With a copy to:	            Charles T. Brumback, Jr., Esq.
                              Akerman, Senterfitt & Eidson, P.A.
                              P.O. Box 231
                              Orlando, Florida  32802-0231
                              Telecopy Number:  (407) 843-6610


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

To the Swingline Lender:	SunTrust Bank
                              200 South Orange Avenue
                              10th floor, Tower
                              Orlando, Florida  32801
                              Attention:  Edward E. Wooten,
                                      	Director
                              Telecopy Number:  (407) 237-4076

To any other Lender:	      the address set forth in the Administrative
                              Questionnaire

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.

     (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

     Section 10.2 Waiver; Amendments.

     (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

     (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.20(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement; (vii) release all or substantially all collateral (if any) securing any of the Obligations; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent or the Swingline Lender without the prior written consent of such Person.

     Section 10.3 Expenses; Indemnification.

     (a) The Borrower shall pay (i) subject to the limitations set forth in the Commitment Letter, all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated) and (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or any actual or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

     (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

     (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Swingline Lender in its capacity as such.

     (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

     (f) All amounts due under this Section shall be payable promptly after written demand therefor.

     Section 10.4 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

     (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment while an Event of Default has occurred and is continuing, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its Swingline Exposure and the Swingline Lender) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 (unless the Borrower and the Administrative Agent shall otherwise consent), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $3,500.00 and (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; provided, that any consent of the Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17 and 2.18 and 10.3). Upon the consummation of any such assignment hereunder, the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

     (c) Any Lender may at any time, without the consent of the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender hereunder and had acquired its interest by assignment pursuant to paragraph
(b); provided, that no Participant shall be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.20 as though it were a Lender, provided, that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.20 as fully as if it were a Lender hereunder. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of such participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.19(e) as though it were a Lender hereunder.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that
(i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State contrary to this
Section 10.4. Any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 10.4(e) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

     Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

     (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Circuit Court of Orange County, Florida, the United States District Court of the Middle District of Florida, and of any state court of the State of Florida and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

     (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 10.7 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

     Section 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans.

     Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.11 Confidentiality. Each of the Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.
Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                   [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

                                     PATRIOT TRANSPORTATION HOLDING, INC.



                                      By: _________________________________
                                      Name: _______________________________
                                      Title: ______________________________




                                      SUNTRUST BANK
                                      as Administrative Agent, as
                                      Swingline Lender and as a
                                      Lender



                                      By:__________________________________
                                         Edward E. Wooten
                                         Director
                                      Revolving Commitment:  $12,000,000.00

                                      Swingline Commitment:  $5,000,000.00

                              [SIGNATURE PAGE TO
                         REVOLVING CREDIT AGREEMENT
                   AMONG PATRIOT TRANSPORTATION HOLDING, INC.,
                     SUNTRUST BANK, AS ADMINISTRATIVE AGENT
                      AND THE LENDERS SIGNATORIES THERETO]

                                       FIRST UNION NATIONAL BANK



                                       By: ________________________________
                                       Name:_______________________________
                                       Title:______________________________

                                       Revolving Commitment:  $10,000,000.00

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT
                     AMONG PATRIOT TRANSPORTATION HOLDING, INC.,
                       SUNTRUST BANK, AS ADMINISTRATIVE AGENT
                        AND THE LENDERS SIGNATORIES THERETO]

                                       BANK OF AMERICA, N.A.



                                       By:_________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       Revolving Commitment:  $10,000,000.00

                               [SIGNATURE PAGE TO
                          REVOLVING CREDIT AGREEMENT
                     AMONG PATRIOT TRANSPORTATION HOLDING, INC.,
                        SUNTRUST BANK, AS ADMINISTRATIVE AGENT
                         AND THE LENDERS SIGNATORIES THERETO]


                                       COMPASS BANK



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________



                                       Revolving Commitment:  $5,000,000.00

                                 SCHEDULE 4.5
                             ENVIRONMENTAL MATTERS

One of Borrower's Material Subsidiaries is a potentially responsible party in connection with a Superfund site at Whitehouse, Duval County, Florida, as described in the Notes to Borrower's Consolidated Financial Statements in Borrower's Form 10K as filed with the Securities and Exchange Commission for the year ended September 30, 2001.

                                 Schedule 4.5

                                 SCHEDULE 4.14
                                  SUBSIDIARIES

										% of Borrower's
Name of Subsidiary		State of	Type of Entity	   Ownership
                   		Formation

FRTL, Inc.*		            Florida	Corporation		   100%

Florida Rock and
   Tank Lines, Inc.*		Florida	Corporation		   100%

Sunbelt Transport, Inc.*	Florida	Corporation		   100%

Florida Rock Properties,
 Inc.*		            Florida	Corporation		   100%

FRP Development Corp.*		Florida	Corporation		   100%

FRP Maryland, Inc.		Maryland	Corporation		   100%

34 Loveton Center LLC		Maryland	Limited Liability
							Company		   100%

Oz LLC				Maryland	Limited Liability
							Company		   100%

FRP Delaware, Inc.		Delaware	Corporation		   100%

1502 Quarry, LLC			Maryland	Limited Liability
							Company		   100%

FRP Lakeside LLC #1		Maryland	Limited Liability
							Company		   100%

FRP Lakeside LLC #2		Maryland	Limited Liability
							Company		   100%

FRP Lakeside LLC #3		Maryland	Limited Liability
							Company		   100%

FRP Lakeside LLC #4		Maryland	Limited Liability
							Company		   100%

FRP Lakeside LLC #5		Maryland	Limited Liability
							Company		   100%

FRP Hillside LLC			Maryland	Limited Liability
							Company		   100%

FRP Windsor LLC			Maryland	Limited Liability
							Company		   100%

FRP Dorsey LLC			Maryland	Limited Liability
							Company		   100%

Patriot Transportation, Inc.	Florida	Corporation		   100%

*Indicates Subsidiary Loan Party


                                    Schedule 4.14

                                    SCHEDULE 7.1

                             OUTSTANDING INDEBTEDNESS

FRP Real Estate Group
Consolidated Secured Debt Schedule
30-Nov-01

                   Date      Term    Maturity   Original  Interest Balance 30-
                   Note                          Amount     Rate     Nov-01
-------------------------------------------------------------------------------

Prinicpal -
  Preston Court    Jul-97  20 Years  Aug 2017  4,900,000  7.950%  4,394,088

Principal -
  Oregon Center    Mar-94  20 Years  Mar 2014  4,900,000  7.970%  3,830,333

Baltimore Life -
  34 Loveton       Sep-94  20 Years  Oct 2014  1,820,000  9.000%  1,491,888

Principal -
  9104 OZ          Jun-95  20 Years  Jul 2015  2,750,000  8.550%  2,304,893

Baltimore Life -
  9108 OZ          Sep-94  20 Years  Oct 2014  2,350,000  9.000%  1,926,339

Prudential -
  1502 Quarry Dr   Aug-98  20 Years  Jul 2018  3,200,000  6.900%  2,913,428

Pru. - 2206
  & 2208 Lakeside  Dec-99  20 Years  Nov 2019  5,000,000  7.720%  4,772,715

GE Financial -
  6920 Tudsbury    Dec-00  20 Years  Dec 2020  2,700,000  7.990%  2,647,789

GE Financial -
  8620 Dorsey Run  Dec-00  20 Years  Dec 2020  2,440,000  7.990%  2,392,826

State Farm - 1504
 & 1506 Quarry     Nov-01  20 Years  Nov 2021  6,500,000  7.220%  6,500,000

State Farm - 2203
  Lakeside Blvd    Nov-01  20 Years  Nov 2021  3,700,000  7.220%  3,700,000

Ronald Hamilton
  Allen Note       May-99   5 Years  May 2004    263,800  6.500%    168,124

Landrums           Jun-95  11 Years  May 2006    146,821  9.500%     84,839
----------------------------------------------------------------------------
TOTALS                                        40,670,621         37,127,263
----------------------------------------------------------------------------


                                  Schedule 7.1

                                  SCHEDULE 7.2

                                 EXISTING LIENS


FRP Development Corp Real Estate Group
Pledged Assets
November 30, 2001


Location          Co #    Cost    Depreciation    Net       Debt       New
                                  & Depletion    Value             Investment
------------------------------------------------------------------------------

Allen Property
 (100)             1000    315,291           0    315,291    168,124    147,167

Landrum Property
 (1001) @ Tyrone   1000    264,997      47,869    217,128     84,839    180,158

8230 & 8240
 Preston Ct.       1020   6,360,235  1,497,787  4,862,448  4,394,088  1,996,147

810 & 812 Oregon
 Ave (1023 & 1024) 1020   7,398,792  2,859,987  4,538,805  3,830,333  3,568,459

34 Loveton Circle
 (1031)            1030   3,387,762  1,200,288  2,187,474  1,491,888  1,895,874

9104 Yellow Brick
 Road (1051)       1050   3,367,386    737,869  2,629,517  2,304,893  1,062,493

9108 Yellow Brick
 Road (1052)       1050   3,362,179    965,179  2,397,000  1,926,339  1,435,840

1502 Quarry Dr
 (1061)            1060   3,856,520    450,844  3,405,676  2,913,428    943,092

1504 & 1506 Quarry
 Drive (1081 &
 1082)             1080   6,665,152    249,616  6,415,536  6,500,000    165,152

2203 Lakeside
 Blvd (1112)       1110   4,241,128    109,564  4,131,564  3,700,000    541,128

2206 & 2208
 Lakeside Blvd
 (1071 & 1072)     1080   5,612,125    412,671  5,199,454  4,772,715    839,410

6920 Tudsbury Rd
 (1131)            1130   3,526,770    173,996  3,352,804  2,647,789    878,981

8620 Dorsey Run
 Rd (1141)         1140   2,804,937    152,049  2,652,888  2,392,826

Various Parcels                                 1,080,000
-------------------------------------------------------------------------------
-
                         51,163,274  8,857,689 43,385,585 37,127,262 14,036,012
-------------------------------------------------------------------------------
-


                                    Schedule 7.2

                                    SCHEDULE 7.4

                               EXISTING INVESTMENTS

Cash surrender value of officer's life insurance $600,000

Pablo Creek	40,000



                                    Schedule 7.4

                                     EXHIBIT A

                              REVOLVING CREDIT NOTE

[$___________]	                                     St. Mary's, Georgia
                                                             [Date]

     FOR VALUE RECEIVED, the undersigned, PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), hereby promises to pay to [name of Lender] (the "Lender") or its registered assigns, at the office of SunTrust Bank ("SunTrust") at 200 South Orange Avenue, Orlando, Florida 32801, on the Commitment Termination Date (as defined in the Revolving Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement")), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders, the lesser of the principal sum of [amount of such Lender's Revolving Commitment] and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                      PATRIOT TRANSPORTATION HOLDING, INC.



                                      By:___________________________________
                                      Name: ________________________________
                                      Title: _______________________________

                                  ACKNOWLEDGMENT

STATE OF GEORGIA

COUNTY OF CAMDEN

     On this the _____ day of January, 2002, personally appeared ____________ _________________, the ______________ of PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), and before me, executed this Revolving Credit Note in the principal amount of _______________________ AND 00/100 DOLLARS ($_____________), payable by the Borrower to _________________, on behalf of the Borrower.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                            ____________________________________________
                            Signature of Notary Public, State of Georgia

                            ____________________________________________
                           (Print, Type or Stamp Commissioned Name of
                            Notary Public)
                            Personally known ____; OR Produced identification
                            ____
                            Type of identification produced:
                            ______________________________


                                             (Notary Seal)

                         AFFIDAVIT OF OUT-OF-STATE DELIVERY

STATE OF GEORGIA
COUNTY OF CAMDEN

     I, _________________, being first duly sworn, upon my oath, depose and say:

     1.	That I am a/an __________________________________ of SUNTRUST BANK.

     2.	That on the ____ day of January, 2002, I witnessed the execution of that certain Revolving Note (the "Note"), dated as of January ___, 2002, in the face amount of $____________, payable by Patriot Transportation Holding, Inc., as Maker, to ____________________________ (the "Lender").

     3.	That the execution took place in the City of St. Mary's, State of
Georgia.

     4.	That I accepted delivery of the Note on behalf of the Lender in the
City of St. Mary's, State of Georgia.




                              	_______________________________________

                               	Name:__________________________________

                              	Title:___________________________________


	Sworn to and subscribed before me this ____ day of January, 2002.


                         	____________________________________________
                              Signature of Notary Public, State of Georgia

                              ____________________________________________
                              (Print, Type or Stamp Commissioned Name of
                              Notary Public)
                              Personally known ____; OR Produced
                              identification ____
                              Type of identification produced:
                              ____________________________

                                           (Notary Seal

                               LOANS AND PAYMENTS

Date        Amount and    Payments of   Unpaid Principal    Name of Person
           Type of Loan    Principal    Balance of Note     Making Notation
---------------------------------------------------------------------------

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

                                      A-4

                                   EXHIBIT B

                                SWINGLINE NOTE

$5,000,000.00	                                         St. Mary's, Georgia
                                                                 [Date]

	FOR VALUE RECEIVED, the undersigned, PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), hereby promises to pay to SUNTRUST BANK, a Georgia corporation (the "Swingline Lender") or its registered assigns, at the office of SunTrust Bank ("SunTrust") at 200 South Orange Avenue, Orlando, Florida 32801, on the Swingline Termination Date (as defined in the Revolving Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement")), among the Borrower, the lenders from time to time party thereto and SunTrust, as administrative agent for the lenders, the lesser of the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) and the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Swingline Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

     This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                        PATRIOT TRANSPORTATION HOLDING, INC.



                                        By:  ________________________________
                                        Name:________________________________
                                        Title:_______________________________

                                 ACKNOWLEDGMENT

STATE OF GEORGIA

COUNTY OF CAMDEN

     On this the ____ day of January, 2002, personally appeared
_________________, the ______________ of PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), and before me, executed this Swingline
Note in the principal amount of FIVE MILLION AND 00/100 DOLLARS
($5,000,000.00), payable by the Borrower to SunTrust Bank, on behalf of the Borrower.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                _______________________________________
                                Signature of Notary Public, State of Georgia


                                _____________________________________
                               (Print, Type or Stamp Commissioned Name of
                                Notary Public)
                                Personally known ____; OR Produced
                                identification ____
                                Type of identification produced:
                                ____________________________

                                               (Notary Seal)

                       AFFIDAVIT OF OUT-OF-STATE DELIVERY

STATE OF GEORGIA
COUNTY OF CAMDEN

     I, _________________, being first duly sworn, upon my oath, depose and say:

     1.	That I am a/an __________________________________ of SUNTRUST BANK
(the "Swingline Lender").

     2.	That on the ____ day of January, 2002, I witnessed the execution of that certain Swingline Note (the "Note"), dated as of January ___, 2002, in the face amount of $5,000,000.00, payable by Patriot Transportation Holding, Inc., as Maker, to the Swingline Lender.

     3.	That the execution took place in the City of St. Mary's, State of
Georgia.

     4.	That I accepted delivery of the Note on behalf of the Swingline
Lender in the City of St. Mary's, State of Georgia.




                                	_______________________________________
	                              Name:__________________________________
                                    Title:___________________________________


	Sworn to and subscribed before me this ____ day of January, 2002.



                               ____________________________________________
                               Signature of Notary Public, State of Georgia


                               ____________________________________________
                               (Print, Type or Stamp Commissioned Name of
                                Notary Public)
                                Personally known ____; OR Produced
                                identification ____
                                Type of identification produced:
                                ____________________________

                                           (Notary Seal)

                                LOANS AND PAYMENTS

Date        Amount and    Payments of   Unpaid Principal    Name of Person
           Type of Loan    Principal    Balance of Note     Making Notation
---------------------------------------------------------------------------

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________


                                   EXHIBIT C

                                   [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE
                                                        [date to be supplied]

     Reference is made to the Revolving Credit Agreement dated as of January ___, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation, the Lenders from time to time party hereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

     The Assignor hereby sells and assigns, without recourse, to the Assignee designated below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

      This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.19(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Florida.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment:
("Assignment Date"):

                                           Percentage Assigned of
                                           Revolving
                                           Commitment (set forth, to at
                                           least 8 decimals, as a
                                           percentage of the aggregate
                                           Revolving Commitments of all
                                           Lenders thereunder)

Facility                       Principal Amount
                               Assigned

Revolving Loans:                  $                             	%





The terms set forth above are hereby agreed to:

                                         [Name of Assignor], as Assignor


                                         By: ____________________________
                                         Name: __________________________
                                         Title: _________________________

                                         [Name of Assignee], as Assignee


                                         By: ____________________________
                                         Name: __________________________
                                         Title: _________________________



The undersigned hereby consents to the within assignment:<F1>

Patriot Transportation Holding, Inc.	SunTrust Bank, as
                                          Administrative Agent:


By:________________________________       By: ____________________________
   Name:						    Name:
   Title:						    Title:


<F1>
Consents to be included to the extent required by Section 10.4(b) of the Credit Agreement.

                                    EXHIBIT D

                                    [FORM OF]

                         SUBSIDIARY GUARANTEE AGREEMENT

     SUBSIDIARY GUARANTEE AGREEMENT dated as of January __, 2002, among each of the Subsidiaries listed on Schedule I hereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and as swingline lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Borrower, and part of a common economic enterprise, and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders because advances thereunder will be used for working capital, capital expenditure and other general corporate purposes of the Guarantors and will benefit the consolidated group. The obligation of the Lenders to make Loans is conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Guarantors are willing to execute this Subsidiary Guarantee Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1.	Guarantee.  Each Guarantor unconditionally guarantees,
jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; and (c) the due and punctual payment and performance of all obligations of the Borrower, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2.	Obligations Not Waived.  To the fullest extent permitted by
applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

     SECTION 3.	Guarantee of Payment.  Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.

     SECTION 4.	No Discharge or Diminishment of Guarantee.  The obligations
of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 5.	Defenses of Borrower Waived.  To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

     SECTION 6.	Agreement to Pay; Subordination.  In furtherance of the
foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     SECTION 7.	Information.  Each Guarantor assumes all responsibility for
being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

     SECTION 8.	Representations and Warranties.  Each Guarantor represents
and warrants as to itself that all representations and warranties relating to it (as a Subsidiary of the Borrower) contained in the Credit Agreement are true and correct.

     SECTION 9.	Termination.  The guarantees made hereunder (a) shall
terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to such Guarantor or Guarantor's designee, at such Guarantor's expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

     SECTION 10.	Binding Effect; Several Agreement; Assignments.  Whenever in
this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.  This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the
Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the
Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the capital stock of a Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Credit Agreement, such
Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other
Guarantor and without affecting the obligations of any other Guarantor hereunder.

     SECTION 11.	Waivers; Amendment.

     (a)	No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice in similar or other circumstances.

     (b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 12.	Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

     SECTION 13.	Notices.  All communications and notices hereunder shall be
in writing and given as provided in Section 10.1 of the Credit Agreement.  All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

     SECTION 14.	Survival of Agreement; Severability.

     (a)	All covenants, agreements representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

     (b)	In the event one or more of the provisions contained in this
Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 15.	Counterparts.  This Agreement may be executed in
counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 10), and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 16.	Rules of Interpretation. The rules of interpretation
specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 17.	Jurisdiction; Consent to Service of Process.

     (a)	Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Circuit Court of Orange County, Florida, or any Florida State court or Federal court of the United States of America sitting in Orange County, Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Orange County, Florida State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b)	Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in the Circuit Court of Orange County, Florida or any other appropriate Florida State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 18.	Waiver of Jury Trial.  EACH PARTY HERETO HERBY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY
JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF,
UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.  EACH
PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY
WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO
ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY,
AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

     SECTION 19.	Additional Guarantors.  Pursuant to Section 5.10 of the
Credit Agreement, certain Subsidiaries that were not in existence on the date of the Credit Agreement are required to enter into this Agreement as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex I, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 20.	Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other
Loan Documents held by such Lender, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EACH OF THE SUBSIDIARIES LISTED ON
                                    SCHEDULE I HERETO


                                    By: ___________________________________
                                    Name:_________________________________
                                    Title:__________________________________

                                    SUNTRUST BANK, as
                                    Administrative Agent


                                    By: ___________________________________
                                    Name:_________________________________
                                    Title:__________________________________

                              SCHEDULE I TO THE
                        SUBSIDIARY GUARANTEE AGREEMENT

Guarantor(s)                 			Address

FRTL, Inc.						1801 Art Museum Drive
59-1083647						Jacksonville, FL  32207

Florida Rock and Tank Lines, Inc.		1801 Art Museum Drive
59-3024457						Jacksonville, FL  32207

Sunbelt Transport, Inc.				1801 Art Museum Drive
59-3137060						Jacksonville, FL  32207

Florida Rock Properties, Inc.			1801 Art Museum Drive
59-2478244						Jacksonville, Fl  32207

FRP Development Corp.				1801 Art Museum Drive
58-1794556						Jacksonville, FL  32207



                                  Schedule I

                                ANNEX I TO THE
                       SUBSIDIARY GUARANTEE AGREEMENT

     SUPPLEMENT NO.  [   ] dated as of [                 ], to the Subsidiary
Guarantee Agreement (the "Guarantee Agreement") dated as of January __, 2002 among each of the subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     A.	Reference is made to the Revolving Credit Agreement dated as of
January __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent and swingline lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     B.	The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.10 of the Credit Agreement, certain Subsidiaries that were not in existence on the date of the Credit Agreement are required to enter into the Guarantee Agreement as a Guarantor. Section 19 of the Guarantee Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     SECTION 1.	In accordance with Section 19 of the Guarantee Agreement, the
New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

     SECTION 2.	The New Guarantor represents and warrants to the
Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3.	This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

     SECTION 4.	Except as expressly supplemented hereby, the Guarantee
Agreement shall remain in full force and effect.

     SECTION 5.	THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

                                   Annex I-1

     SECTION 6.	In case any one or more of the provisions contained in this
Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.	All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

     SECTION 8.	The New Guarantor agrees to reimburse the Administrative
Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                        [Name of New Guarantor]



                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                        Address:_______________________________

                                                _______________________________


                                        SUNTRUST BANK, as
                                        Administrative Agent


                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                     Annex I-2

                                     EXHIBIT E

                                     [FORM OF]

                INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT

     INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of January __, 2002 among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), each Subsidiary listed on Schedule I hereto (the "Guarantors"), and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     Reference is made to (a) the Revolving Credit Agreement dated as of January __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as Administrative Agent, and swingline lender, and (b) the Subsidiary Guarantee Agreement dated as of January __, 2002, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrower under the Credit Agreement pursuant to the Guarantee Agreement. The obligation of the Lenders to make Loans is conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

     Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

     SECTION 1.	Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

     SECTION 2.	Contribution and Subrogation.  Each Guarantor (a
"Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

     SECTION 3.	Subordination.  Notwithstanding any provision of this
Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

     SECTION 4.	Termination.  This Agreement shall survive and be in full
force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as any of the

Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

     SECTION 5.	Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

     SECTION 6.	No Waiver; Amendment.

     (a)	No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any
Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  None of the
Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

     (b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

     SECTION 7.	Notices.  All communications and notices hereunder shall be
in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

     SECTION 8.	Binding Agreement; Assignments.  Whenever in this Agreement
any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

     SECTION 9.	Survival of Agreement; Severability.

     (a)	All covenants and agreements made by the Borrower and each
Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

     (b)	In case one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.	Counterparts.  This Agreement may be executed in counterparts
(and by different parties hereto on different counterparts) each of which shall constitute an original, but all of which when
taken together shall constitute a single contract.  This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative
Agent.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 11.	Rules of Interpretation.  The rules of interpretation
specified in Section 1.4 of the Credit Agreement shall be applicable to this Agreement.

     SECTION 12.	Additional Guarantors.  Pursuant to Section 5.10 of the
Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into the Guarantee Agreement as Guarantor. Upon the execution and delivery, after the date hereof, by the Administrative Agent and such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                      PATRIOT TRANSPORTATION HOLDING, INC.


                                      By: _________________________________
                                      Name:________________________________
                                      Title:_______________________________

                                      EACH OF THE SUBSIDIARIES LISTED ON
                                      SCHEDULE I HERETO, as a Guarantor


                                      By: _________________________________
                                      Name:________________________________
                                      Title:_______________________________

                                      SUNTRUST BANK, as
                                      Administrative Agent



                                      By: _________________________________
                                      Name:________________________________
                                      Title:_______________________________

                                 SCHEDULE I
                        TO THE INDEMNITY, SUBROGATION
                         AND CONTRIBUTION AGREEMENT

                                Guarantors


Name							Address

FRTL, Inc.						1801 Art Museum Drive
							Jacksonville, FL  32207

Florida Rock and Tank Lines, Inc.		1801 Art Museum Drive
							Jacksonville, FL  32207

Sunbelt Transport, Inc.				1801 Art Museum Drive
							Jacksonville, FL  32207

Florida Rock Properties, Inc.			1801 Art Museum Drive
							Jacksonville, Fl  32207

FRP Development Corp.				155 East 21st Street
							Jacksonville, FL  32206


                                     Schedule I-1

                               ANNEX I TO
                     THE INDEMNITY, SUBROGATION AND
                         CONTRIBUTION AGREEMENT

     SUPPLEMENT NO.  [   ] dated as of [                 ], to the Indemnity,
Subrogation and Contribution Agreement dated as of January __, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement") among PATRIOT TRANSPORTATION HOLDING, INC., a Florida corporation (the "Borrower"), each Subsidiary listed on Schedule I thereto (the "Guarantors") and SUNTRUST BANK, a Georgia banking corporation, as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

     A.	Reference is made to (a) the Revolving Credit Agreement dated as of
January __, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders") and SunTrust Bank, as the Administrative Agent and swingline lender, and (b) the Subsidiary Guarantee Agreement dated as January __, 2002, among the Guarantors and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement").

     B.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

     C.	The Borrower and the Guarantors have entered into the Indemnity,
Subrogation and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.10 of the Credit Agreement, certain Subsidiaries that were not in existence on the date of the Credit Agreement are required to enter into the Guarantee Agreement as a Guarantor. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     SECTION 1.	In accordance with Section 12 of the Indemnity, Subrogation
and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as Guarantor thereunder. Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

     SECTION 2.	The New Guarantor represents and warrants to the
Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 3.	This Supplement may be executed in counterparts (and by
different parties hereto on different counterparts) each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signature of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

                                   Annex I-1

     SECTION 4.	Except as expressly supplemented hereby, the Indemnity,
Subrogation and Contribution Agreement shall remain in full force and effect.

     SECTION 5.	THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

     SECTION 6.	In case any one or more of the provisions contained in this
Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.	All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

     SECTION 8.	The New Guarantor agrees to reimburse the Administrative
Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                       [Name of New Guarantor]


                                        By: ________________________________
                                        Name:_______________________________
                                        Title:______________________________
                                        Address:____________________________


                                        SUNTRUST BANK, as
                                        Administrative Agent



                                        By: _________________________________
                                        Name:________________________________
                                        Title:_______________________________


                                    Annex I-2

                                   SCHEDULE I
                     TO SUPPLEMENT NO. ____ TO THE INDEMNITY,
                      SUBROGATION AND CONTRIBUTION AGREEMENT

                                  Guarantors

Name							Address




                                    Schedule I

                                    EXHIBIT 2.3

                           NOTICE OF REVOLVING BORROWING

                                      [Date]

SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
200 South Orange Avenue
Orlando, Florida  32801

Attention:  Edward E. Wooten, Director

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

     (A)	Aggregate principal amount of Revolving Borrowing <F1> : _______

     (B)	Date of Revolving Borrowing (which is a Business Day): __________

     (C)	Interest Rate basis <F2> : 	___________________________________

     (D)	Interest Period <F3> : _________________________________________

     (E)	Location and number of Borrower's account to which proceeds of
Revolving Borrowing are to be disbursed: 	___________________________________

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                         Very truly yours,

                                         PATRIOT TRANSPORTATION HOLDING, INC.


                                         By: _______________________________
                                         Name:______________________________
                                         Title:_____________________________

<F1>
 Not less than $100,000.00 and an integralmultiple of $50,000.00.
<F2>
Eurodollar Borrowing or Base Rate Borrowing
<F3>
Which much comply with the definition of "Interest Period" and end not later than the Commitment Termination Date.

                                  Exhibit 2.3

                                  EXHIBIT 2.5

                         NOTICE OF SWINGLINE BORROWING

                                    [Date]

SunTrust Bank,
as Administrative Agent
for the Lenders referred to below
200 South Orange Avenue
Orlando, Florida  32801

Attention:  Edward E. Wooten, Director

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

     (A)	Principal amount of Swingline Loan <F1>: ________________________

     (B)	Date of Swingline Loan (which is a Business Day) _________________

     (C)	Interest rate basis <F2>: _______________________________________

     (D)	Location and number of Borrower's account to which proceeds of
Swingline Loan are to be disbursed:

     The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied.

                                           Very truly yours,

                                           PATRIOT TRANSPORTATION HOLDING, INC.


                                           By: _______________________________
                                           Name:______________________________
                                           Title:_____________________________

<F1>
Not less than $100,000.00 and an integral multiple of $50,000.00.
<F2>
Base Rate or other rate basis as agreed between Borrower and Swingline Lender

                                 Exhibit 2.5

                                 EXHIBIT 2.7

                       NOTICE OF CONTINUATION/CONVERSION

                                   [Date]

SunTrust Bank,
 as Administrative Agent
for the Lenders referred to below
200 South Orange Avenue
Orlando, Florida  32801

Attention:  Edward E. Wooten, Director

Dear Sirs:

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Continuation/Conversion and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

     (A)	Revolving Borrowing to which this request applies: _______________


     (B)	Principal amount of Revolving Borrowing to be converted/continued:
            __________________________________________________________________

     (C)	Effective date of election (which is a Business Day): ___________

     (D)	Interest rate basis: ____________________________________________

     (E)	Interest Period: 	_______________________________________________

                                           Very truly yours,

                                           PATRIOT TRANSPORTATION HOLDING, INC.


                                           By: 	______________________________
                                           Name:______________________________
                                           Title:_____________________________


                                      Exhibit 2.7

                                 EXHIBIT 3.1(b)(iv)

                          FORM OF SECRETARY'S CERTIFICATE

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (the "Credit Agreement"), among Patriot Transportation Holding, Inc. (the "Borrower"), the lenders named therein, and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 3.1(b)(iv) of the Credit Agreement.

     I, [                        ], Secretary of the Borrower, DO HEREBY
CERTIFY that:

     (a)	annexed hereto as Exhibit A is a true and correct copy of the articles of incorporation of the Borrower, which have not been amended, modified, supplemented or restated except as set forth in Exhibit A and remain in full force and effect as of the date hereof;

     (b)	no proceeding have been instituted or are pending or contemplated with respect to the dissolution, liquidation or sale of all or substantially all the assets of the Borrower or threatening its existence or the forfeiture or any of its corporate rights;

     (c)	annexed hereto as Exhibit B is a true and correct copy of the
Bylaws of the Borrower as in effect on the date of the attached Resolutions and at all times thereafter through the date hereof;

     (d)	annexed hereto as Exhibit C is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Borrower at a meeting of said Board of Directors duly called and held on January __, 2002, which resolutions are the only resolutions adopted by the Board of Directors of the Borrower or any committee thereof relating to the Credit Agreement and the other Loan Documents to which the Borrower is a party and the transactions contemplated therein and have not been revoked, amended, supplemented or modified and are in full force and effect on the date hereof; and

     (e)	each of the persons named below is a duly elected and qualified officer of the Borrower holding the respective office set forth opposite his or her name and the signature set forth opposite each such person's name is his or her genuine signature:

Name                                Title               Specimen Signature

[Include all
officers who are
signing the Credit
Agreement
or any other Loan
Documents.]



     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of January, 2002.


						 _______________________________________
				             ______________________, Secretary


                                  Exhibit 3.1(b)(iv)-1

     I, [                      ],  [                       ] of the Borrower,
do hereby certify that [                    ] has been duly elected, is duly
qualified and is currently serving as the [Assistant] Secretary of the Borrower, that the signature set forth above is [his/her] genuine signature and
that [he/she] has held such office at all times since [                     ].

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of January, 2002.


                                           _________________________________
                                           Title: __________________________

                                 Exhibit 3.1(b)(iv)-2

                                 EXHIBIT 3.1(b)(vii)

                           FORM OF OFFICER'S CERTIFICATE

     Reference is made to the Revolving Credit Agreement dated as of January __, 2002 (the "Credit Agreement"), among PATRIOT TRANSPORTATION HOLDING, INC. (the "Borrower"), the Lenders from time to time party thereto, and SUNTRUST BANK, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This certificate is being delivered pursuant to
Section 3.1(b)(vii) of the Credit Agreement.

     I, [                            ], [                            ] of the
Borrower, DO HEREBY CERTIFY that:

     (a)	the representations and warranties of the Borrower set forth in the
Credit Agreement are true and correct on and as of the date hereof; and

     (b)	no Default or Event of Default has occurred and is continuing at the date hereof; and

     (c)	since [the date], which is the date of the most recent financial statements described in Section 5.1(a) of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and

     (d)	no consents, approvals, authorizations, registrations or filings are required to be made or obtained by or on behalf of the Borrower or any of the Guarantors in connection with the Loans.

     IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of January, 2002.


                                       By: ___________________________________
                                       Name:__________________________________
                                       Title:_________________________________


                                Exhibit 3.1(b)(vii)-1

                                  ACKNOWLEDGMENTS

STATE OF GEORGIA
COUNTY OF FULTON

	On this the ____ day of January, 2002, personally appeared ____________________, as the ________________________ of Patriot Transportation
Holding, Inc., a Florida corporation (the "Borrower"), and before me, executed the foregoing Revolving Credit Agreement dated as of January ___, 2002, among the Borrower, SunTrust Bank, as Administrative Agent and the Lenders signatories thereto on behalf of the Borrower.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                              ________________________________________________
         				Signature of Notary Public, State of Georgia


	                        ________________________________________________
             			(Print, Type or Stamp Commissioned Name of
                               Notary Public)
                               Personally known ____; OR Produced
                               identification ____
                               Type of identification
                               produced:________________________

                                          (Notary Seal)

STATE OF GEORGIA
COUNTY OF FULTON

	On this the ____ day of January, 2002, personally appeared ______________________, as the _________________________ of SunTrust Bank, a
Georgia banking corporation as Administrative Agent, Swingline Lender and Lender (the "Administrative Agent"), and before me, executed the foregoing Revolving Credit Agreement dated as of January ____, 2002, among the Borrower, the Administrative Agent and the Lenders signatories thereto on behalf of the Administrative Agent.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                         _________________________________________________
				 Signature of Notary Public, State of Georgia


                         _________________________________________________
				 (Print, Type or Stamp Commissioned Name of
                          Notary Public)
				  Personally known ____; OR Produced
                          identification ____
 				  Type of identification
                          produced:________________________

                                          (Notary Seal)

                        AFFIDAVIT OF OUT-OF-STATE DELIVERY

STATE OF GEORGIA
COUNTY OF FULTON

	I, _________________, being first duly sworn, upon my oath, depose and say:

     1.	That I am a/an __________________________________ of SUNTRUST BANK
(the "Bank").

     2.	That on the ____ day of January, 2002, I witnessed the execution of that certain Revolving Credit Agreement (the "Credit Amendment"), dated as of January ___, 2002, among Patriot Transportation Holding, Inc., the Bank, as Administrative Agent, and the Lenders signatories thereto.

     3.	That the execution took place in the City of Atlanta, State of
Georgia.

     4.	That I accepted delivery of the Credit Agreement on behalf of the
Bank in the City of Atlanta, State of Georgia.




                                  _______________________________________
                                  Name:_________________________________
	                            Title:__________________________________


	Sworn to and subscribed before me this ____ day of January, 2002.


                                 ____________________________________________
                                 Signature of Notary Public, State of Georgia

                                 ____________________________________________
                                 (Print, Type or Stamp Commissioned Name of
                                  Notary Public)
                                  Personally known ____; OR Produced
                                  identification ____
                                  Type of identification
                                  produced:__________________________

                                            (Notary Seal)

                       ACKNOWLEDGMENT OF BANK OF AMERICA, N.A.

STATE OF _____________
COUNTY OF ___________

	On this the ____ day of January, 2002, personally appeared ______________________, as the _________________________ of Bank of America,
N.A., a national banking association (the "Lender"), and before me, executed the foregoing Revolving Credit Agreement dated as of January ____, 2002, among the Borrower, SunTrust Bank, as Administrative Agent and the Lenders signatories thereto on behalf of the Lender.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                           _________________________________________________
                            Signature of Notary Public, State of ___________



                           _________________________________________________
				  (Print, Type or Stamp Commissioned Name of
                           Notary Public)
 				   Personally known ____; OR Produced
                           identification ____
 				   Type of identification
                           produced:________________________

                                     	(Notary Seal)

                          ACKNOWLEDGMENT OF FIRST UNION

STATE OF _____________
COUNTY OF ___________

	On this the ____ day of January, 2002, personally appeared ______________________, as the _________________________ of First Union
National Bank, a national banking association (the "Lender"), and before me, executed the foregoing Revolving Credit Agreement dated as of January ____, 2002, among the Borrower, SunTrust Bank, as Administrative Agent and the Lenders signatories thereto on behalf of the Lender.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                        _________________________________________________
				Signature of Notary Public, State of ______________


                        _________________________________________________
				(Print, Type or Stamp Commissioned Name of
                        Notary Public)
				Personally known ____; OR Produced
                        identification ____
				Type of identification
                        produced:_______________________

                                    (Notary Seal)

                           ACKNOWLEDGMENT OF FIRST UNION

STATE OF _____________
COUNTY OF ___________

	On this the ____ day of January, 2002, personally appeared ______________________, as the _________________________ of Compass Bank, a
__________________________ (the "Lender"), and before me, executed the foregoing Revolving Credit Agreement dated as of January ____, 2002, among the Borrower, SunTrust Bank, as Administrative Agent and the Lenders signatories thereto on behalf of the Lender.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                        _________________________________________________
				Signature of Notary Public, State of ______________


                        _________________________________________________
				(Print, Type or Stamp Commissioned Name of
                        Notary Public)
				Personally known ____; OR Produced
                        identification ____
				Type of identification
                        produced:_______________________

                                       (Notary Seal)